Exhibit (5)

                             SUPPLEMENTAL MATERIALS
                 (THESE MATERIALS ARE DATED SEPTEMBER 18, 1996,
                   HAVE NOT BEEN REVISED SINCE THAT DATE, AND
                     VALLEY IS NOT OBLIGATED TO UPDATE THESE
                 MATERIALS IN LIGHT OF SUBSEQUENT DEVELOPMENTS.)

The attached information is being provided as a supplement to the Press Release issued September 13, 1996 regarding the merger between Valley National Bancorp and Midland Bancorporation, Inc.

This information should be read in conjunction with the press release and when released the Form S-4 filed by Valley in connection with Midland Bancorporation, as well as the information about Midland Bancorporation contained in the S-4.

The following materials include forward-looking statements with respect to anticipated cost savings, anticipated revenue enhancements and the anticipated earnings impact from Valley National Bancorp's planned acquisition of Midland Bancorporation. Each of these is a forward-looking statement, as that term is used in the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute historical facts and involve risks and uncertainties, including, but not limited to, the possibility that the anticipated cost savings from Midland could be less than stated, revenue enhancements might not be realized, other elements of the income statement of Midland could be adversely impacted by the acquisition, expenses arising from the acquisition will include certain one-time charges which, in the period immediately following the acquisition may adversely impact Valley's income, Valley may incur unanticipated costs and additional expenses due to the Midland acquisition, as well as the possibility that expenses and income could be adversely affected by general economic conditions or adverse changes in the interest rate environment. Actual results may differ materially from the following estimates and projections.


                         STRATEGIC IMPORTANCE TO VALLEY


               Midland's branches are all in Bergen County, NJ, one of the most affluent and densely populated areas in the United States

               In-market transaction with substantial cost savings

               No duplication of branch locations - Bergen County branch locations increase from 17 to 30

               Midland is an excellent franchise with 28% non-interest bearing deposits and a net interest margin at 5.4%

               Midland Bank has high non-interest expense totaling $15 million annually

               Transaction becomes accretive to Valley's income with approximately $3.2 million, after tax, in cost savings or income enhancements. Additional cost savings or income enhancements have been identified.

                                  COST SAVINGS


Midland operates with an efficiency ratio of 66% and non-interest expenses of approximately $15 million annually. The following are some of the expected cost savings and income enhancements resulting from the transaction within one year following consummation:

         Midland Bank/Valley National Bank Estimated Cost Savings

              Marketing and Public Relations                         $  450,000
              Insurance                                                 200,000
              Professional Services                                     300,000
              Directors Fees                                            125,000
              * Data Processing & Bookkeeping                        2,000,000
              Examinations                                              120,000
              * Non-Data Processing & Bookkeeping
                  Salary Savings (15%)                                1,200,000
              Other Expenses                                            400,000
                                                                     ----------
                                                           Total     $4,795,000

         Income Enhancements

                  Investment Account (average maturity
                  18 mos. - average yield under 5.25%)                2,000,000


*        Includes consolidation of staff at Valley and Midland